UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2011
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

7.01. Regulation FD Disclosure.

Trustmark Corporation President and CEO, Gerard R. Host, will make a presentation at the annual meeting of shareholders to be held in the Trustmark Ballroom at the Jackson Convention Complex, located at 105 Pascagoula Street, Jackson, Mississippi on Tuesday, May 10, 2011, beginning at 10:00 a.m. Central Time.

Mr. Host will also address analysts and investors attending the Gulf South Bank Conference at The Ritz-Carlton Hotel in New Orleans, Louisiana, Tuesday, May 10, 2011 at 2:25 p.m. Central Time.

Interested parties may access a live listen-only webcast of Host’s comments to the Gulf South Bank Conference and follow his slide presentation by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. The presentation will be archived and available through May 24, 2011.

Trustmark Corporation is a financial services company providing banking and financial solutions through over 150 offices in Florida, Mississippi, Tennessee and Texas.

Trustmark’s investor contacts are Louis E. Greer, Treasurer and Principal Financial Officer (601-208-2310), and F. Joseph Rein, Jr., Senior Vice President (601-208-6898). Trustmark’s media contact is Melanie A. Morgan, Senior Vice President (601-208-2979).

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
99.1	Presentation for the Annual Shareholders’ Meeting and Gulf South Conference by Gerard R. Host on May 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	May 10, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
99.1	Presentation for the Annual Shareholders’ Meeting and Gulf South Conference by Gerard R. Host on May 10, 2011